Exhibit 99.1

INVESTOR FACT SHEET

NASDAQ: RSVR | Q3'FY23

First **U.S.-based publicly traded and female-founded independent** music company

Since its founding in 2007, Reservoir has grown to represent over 140,000 copyrights and 36,000 master recordings with titles dating as far back as 1900, and hundreds of #1 releases worldwide.

RESERVOIR SNAPSHOT

New York, NY	~$400M	64M	March 31st
Headquarters	Market Capitalization	Shares Outstanding	Fiscal Year End

Q3 Financial Performance

	Q3'FY23	Q3'FY22
Revenue	$29.9M	$25.8M
Operating Income	$4.6M	$2.7M
Adj. EBITDA	$10.9M	$8.9M

Overview

- Leading, diversified music publishing and recorded music business
- Highly accomplished, respected and award-winning platform
- Led by an experienced mgmt. team of music professionals with decades of experience at major music companies

TTM Revenue Breakout*



28% Recording
72% Publishing

For the period ended 12.31.22

INVESTMENT HIGHLIGHTS

- Leading Independent Music Company with Proven Platform
- Competitive Advantages & Value Enhancement Capabilities
- Proven M&A Platform
- Evergreen Catalog & Contemporary Hits
- Growing Industry, Supported by Powerful Secular Tailwinds
- Strong Growth & Operating Leverage Model

INDUSTRY & RESERVOIR ORGANIC REVENUE GROWTH

Growing Industry, Supported By Powerful Secular Tailwinds	Reservoir Consistently Outperformed The Industry
7% (1)	15%
Industry Organic Revenue CAGR	Reservoir Organic Revenue CAGR
Fiscal 2018 - 2022	Fiscal 2018 - 2022

(1) Wall Street Research

FINANCIAL SUMMARY

Revenue ($MM)



- Publishing
- Recorded Music & Other
$9
$54
$14
$66
$31
$77
2020
2021
2022

Gross Profit ($MM)



$35
$47
$64
2020
2021
2022

Adj. EBITDA ($MM)



$23
$32
$41
2020
2021
2022

Free Cash Flow ($MM)



$32
$35
$40
2020
2021
2022

Investor Contact: Alpha IR Group - Jackie Marcus or Alec Buchmelter- RSVR@alpha-ir.com

INVESTOR FACT SHEET

NASDAQ: RSVR | Q3'FY23

SECULAR GROWTH DRIVERS

1 Rise of Digital & Availability of Streaming
- Digital CAGR: 13% (2010-20) vs. 12% (2020-30)

2 Growth of Paid Streaming Subscribers
- Paid Subs CAGR: 49% (2010-20) vs. 11% (2020-30)

3 Growth of Streaming in Emerging Markets
- EM to contribute 43% of streaming revenue by 2030 vs. mid-double digits today

4 Expansion of Emerging Music Monetization Platforms
- TikTok, Triller, Supernatural, Roblox

5 Increased Government Intervention
- Curb piracy and improved monetization rates for content owners

6 Recovery in Process Across Impacted Royalty Streams
- Gym/Bars/Restaurants, Synch, Music Releases, Live Music

MUSIC PUBLISHING

- 140K+ Copyrights
- 97% Catalog retention for over 10 years
- No musical composition accounts for more than 3% of revenue

RECORDED MUSIC

- 36K+ Sound recording copyrights
- 100% Ownership of Each Master Recording typically
- No master recording accounts for more than 9% of Net Label Share

PIPELINE & DEAL FLOW

232 NEW DEALS CONSIDERED IN FY2022	96 OFFERS MADE 41%[1]	60 DEALS INTO EXCLUSIVITY 26%[1]	52 DEALS CLOSED 22%[1]

220+ M&A Targets in Current Pipeline as of 12/31/22 totaling $2.3B

$695M Capital Deployed since inception[2]

>88% of Acquired Gross Profit Should Fall to Adj. EBITDA[3]

12% Unlevered IRR since 2007[4]

NOTABLE DEALS IN Q3'FY23

Dion



Leroy Clampitt



Gully Gang's MC Altaf, D'Evil & Stunnah Beatz



1 Based on total offers made, deals into exclusivity, and deals closed as a percentage of new deals considered in FY2022, respectively
2. As of 12-31-22
3. For the period FY18-FY22
4. IRR represents a net return on invested capital since inception (2007) by the majority shareholder marking the investment to market upon close of SPAC merger